Exhibit 99.1

News Release
Corporate Headquarters
P.O. Box 269
San Antonio, TX 78291-0269
Phone: (210) 829-9000
Fax: (210) 829-9403 www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Doug Shepard
October 23, 2008	(210) 829-9120
doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS THIRD QUARTER RESULTS

Note: The company will host a conference call to discuss the earnings release on October 23, 2008, at 10:00 a.m. Central Time. The conference call number is (800) 988-9498 for domestic callers and (210) 234-0029 for international callers, pass-code 121693. The conference call will also be audio webcast. To access the audio webcast, please go to https://e-meetings.verizonbusiness.com, conference number 6819107, pass-code 121693. There will be an audio replay available shortly after the call through October 31, 2008. To access the audio replay, please call (800) 253-1054 for domestic callers and (203) 369-3219 for international callers, pass-code 121693. The replay also will be available on the Harte-Hanks Web site under the “Investors” section for 30 days.

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS) today reported third quarter 2008 diluted earnings per share of $0.26 on revenues of $269.9 million. These results compare to diluted earnings per share of $0.30 on $286.7 million in revenues for the third quarter of 2007.

The following table presents financial highlights of the company’s operations for the third quarter of 2008 and 2007, respectively. Full financial results are attached.

RESULTS FROM OPERATIONS (unaudited)

	Three Months Ended September 30,
(In thousands, except per share amounts)	2008	2007	% Change
Operating revenues	$269,913	$286,696	-5.9%
Operating income	31,246	40,000	-21.9%
Net income	16,615	21,882	-24.1%
Diluted earnings per share	0.26	0.30	-13.3%
Diluted shares (weighted average common and common equivalent shares outstanding)	63,393	73,491	-13.7%

For the three months ended September 30, 2008, the company generated free cash flow (defined below) of $22.3 million, down from $25.6 million in the prior year’s third quarter.

For the nine months ended September 30, 2008, the company’s revenues were down 5.4% to $813.2 million and operating income was down 22.0% to $91.8 million. Diluted earnings per share for the nine months ended September 30, 2008 were $0.75, compared to $0.87 for the 2007 nine-month period.

Commenting on the third quarter 2008 performance, Chief Executive Officer Dean Blythe said, “When we released our second quarter results, we said that our customers were ‘becoming cautious with their spending plans in the face of extreme economic uncertainty.’ During the third quarter economic conditions worsened and governments have taken unprecedented intervention in the financial markets. In this environment Direct Marketing revenues did grow in the third quarter, but by less than one percent as customers reduced events and volumes from planned and anticipated levels. In Shoppers our year-over-year revenue decline of 17.1% was less than the percentage decline we saw in each of the first two quarters of this year, but the California and Florida markets continue to be very difficult and volatile.”

Discussing the performance of individual business segments, Doug Shepard, Executive Vice President and Chief Financial Officer, said, “Direct Marketing revenue was essentially flat compared to the prior year’s quarter, with a slight decline in operating income. Our select markets vertical had strong performance with year-over-year double-digit revenue growth in the quarter, while our retail and high tech/telecom verticals were essentially flat. Our financial vertical was down in the mid-single digits, and our pharma/healthcare vertical had continued soft performance with a double-digit revenue decline.”

Turning to Shoppers performance, Shepard said, “The Shoppers negative year-over-year performance trend continued, with revenue declining 17.1% and operating income down 58.6% from the third quarter of 2007. The local markets in California and Florida continue to be very challenging.”

Concluding, Blythe said, “Fundamentally, our businesses are very effective and efficient in driving business for our customers. Given the external environment, however, we face an uncertain revenue outlook. Our conservative balance sheet and strong cash flow will serve us well in an economic downturn. We will aggressively manage all aspects of our business, delivering value to our customers and aligning our expense base and structure to the new reality of the marketplace.”

About Harte-Hanks:

Harte-Hanks® is a worldwide, direct and targeted marketing company that provides direct marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value through solutions and services organized around five groupings of integrated activities:

Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (program and campaign creation and development) — Interaction (program execution). Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,000 separate editions with more than 12.5 million circulation each week in California and Florida. Harte-Hanks Shoppers brings buyers and sellers together at a local level, helping businesses and individuals get results from targeted, local advertisements, both through Shoppers’ printed publications and online through the PennySaverUSA.com™ and TheFlyer.com™ websites. Visit the Harte-Hanks Web site at http://www.harte-hanks.com.

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For more information, contact: Executive Vice President and Chief Financial Officer Doug Shepard at (210) 829-9120 or e-mail at doug_shepard@harte-hanks.com.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings conference call contain “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and the anticipated effectiveness and expenses associated with these actions, (3) our financial outlook for revenues, earnings per share, operating income, expense related to equity-based compensation, capital resources and other financial items, (4) our expectations for our businesses and for the industries in which we operate, including with regard to the negative performance trends in our Shoppers business and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (5) competitive factors, (6) acquisition and development plans, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (1) international, domestic, regional and local economic and business conditions, including market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and the adverse impact of the ongoing economic downturn in the United States and other economies on the marketing expenditures and activities of our Direct Marketing clients and prospects, (2) the demand for our services by clients and prospective clients, including the willingness of existing clients to maintain or increase their spending and our ability to predict changes in client preferences, (3) the financial condition and marketing budgets of our clients, (4) economic and other business factors that impact the industry verticals that we serve, including any consolidation of clients and prospective clients in these verticals, (5) our ability to manage and timely adjust our level of personnel and capacity and to otherwise effectively service our clients, (6) the impact of competition and our ability to continually improve our processes and to develop and introduce new products and services in a timely and cost-effective manner, (7) our ability to protect our data centers against security breaches and other interruptions in our operations and to protect sensitive personal information of our clients and their customers, (8) concern over consumer privacy issues, which may lead to enactment of legislation restricting or prohibiting the collection and use of information that is currently legally available, (9) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (10) fluctuations in paper prices and postal rates, (11) the number of options and other equity securities that we may issue to employees, (12) market conditions and other factors that may impact the number of shares, if any, that we may repurchase in connection with our repurchase program, (13) unanticipated developments regarding litigation or other contingent liabilities, and (14) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, and any updates thereto in our Forms 10-Q. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

In this press release and our related earnings conference call, the company intends to provide investors with a better understanding of operating results and underlying trends to assess the company’s performance and liquidity. Harte-Hanks evaluates its operating performance based on several measures, including the non-GAAP financial measures of (1) free cash flow, defined as net income, plus depreciation and amortization, plus stock-based compensation (tax-effected), less capital expenditures, and (2) EBITDA, defined as net income before interest, taxes, depreciation, and amortization. Harte-Hanks believes that free cash flow and EBITDA are useful supplemental financial measures for investors because they facilitate investors’ ability to evaluate the operational strength of the company’s business. Free cash flow and EBITDA, however, are not calculated in accordance with GAAP and they should not be considered substitutes for net income as an indicator of operating performance. A quantitative reconciliation of free cash flow and EBITDA to net income is found in the tables attached to this release.

Harte-Hanks, Inc.

Consolidated Statements of Operations (Unaudited)

	Three months ended September 30,		Nine months ended September 30,
In thousands, except per share data	2008	2007	2008	2007
Operating revenues	$269,913	$286,696	$813,178	$859,869
Operating expenses:
Labor	108,728	117,589	335,894	348,381
Production and distribution	100,665	97,743	295,546	298,285
Advertising, selling, general and administrative	20,464	22,236	63,052	67,886
Depreciation and amortization	8,810	9,128	26,889	27,623

	238,667	246,696	721,381	742,175

Operating income	31,246	40,000	91,797	117,694

Other expenses (income):
Interest expense	3,450	3,346	10,788	9,603
Interest income	(90)	(110)	(316)	(414)
Other, net	363	412	2,001	766

	3,723	3,648	12,473	9,955

Income before income taxes	27,523	36,352	79,324	107,739
Income tax expense	10,908	14,470	30,909	42,635

Net income	$16,615	$21,882	$48,415	$65,104

Basic earnings per common share	$0.26	$0.30	$0.76	$0.89

Weighted-average common shares outstanding	63,281	72,249	64,118	73,454

Diluted earnings per common share	$0.26	$0.30	$0.75	$0.87

Weighted-average common and common equivalent shares outstanding	63,393	73,491	64,278	74,850

Harte-Hanks, Inc.

Balance Sheet Data (Unaudited)

In thousands	September 30, 2008	December 31, 2007
Cash and cash equivalents	$23,809	$22,847
Long-term debt	295,500	259,125

Harte-Hanks, Inc.

Business Segment Information (Unaudited)

	Three months ended September 30,			Nine months ended September 30,
In thousands	2008	2007	% Change	2008	2007	% Change
OPERATING REVENUES:
Direct Marketing	$182,567	$181,313	0.7%	$543,880	$526,958	3.2%
Shoppers	87,346	105,383	-17.1%	269,298	332,911	-19.1%

Total operating revenues	$269,913	$286,696	-5.9%	$813,178	$859,869	-5.4%

OPERATING INCOME:
Direct Marketing	$26,521	$27,606	-3.9%	$73,699	$72,368	1.8%
Shoppers	7,427	17,926	-58.6%	26,859	57,015	-52.9%
General corporate expense	(2,702)	(5,532)	51.2%	(8,761)	(11,689)	25.0%

Total operating income	$31,246	$40,000	-21.9%	$91,797	$117,694	-22.0%

DEPRECIATION AND AMORTIZATION:
Direct Marketing	$6,667	$6,843	-2.6%	$20,484	$21,016	-2.5%
Shoppers	2,137	2,280	-6.3%	6,390	6,592	-3.1%
General corporate expense	6	5	20.0%	15	15	0.0%

Total depreciation and amortization	$8,810	$9,128	-3.5%	$26,889	$27,623	-2.7%

Reconciliation of Net Income to Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
In thousands	2008	2007	2008	2007
Net Income	$16,615	$21,882	$48,415	$65,104
Add: After-tax stock-based compensation (Note 1)	989	1,209	2,763	3,347
Add: depreciation and amortization	8,810	9,128	26,889	27,623
Less: capital expenditures	4,100	6,637	16,141	20,570

Free cash flow	$22,314	$25,582	$61,926	$75,504

Note 1:	Pre-tax compensation expense was $1,639 and $2,008 for the three months ended September 30, 2008 and 2007, respectively.

Pre-tax compensation expense was $4,530 and $5,540 for the nine months ended September 30, 2008 and 2007, respectively.

Reconciliation of Net Income to EBITDA

	Three months ended September 30,		Nine months ended September 30,
In thousands	2008	2007	2008	2007
Net Income	$16,615	$21,882	$48,415	$65,104
Add: Depreciation and amortization	8,810	9,128	26,889	27,623
Interest expense, net and non-operating, net	3,723	3,648	12,473	9,955
Income tax expense	10,908	14,470	30,909	42,635

EBITDA	$40,056	$49,128	$118,686	$145,317

EBITDA by Segment:
Direct Marketing	$33,188	$34,449	$94,183	$93,384
Shoppers	9,564	20,206	33,249	63,607
Corporate	(2,696)	(5,527)	(8,746)	(11,674)

	$40,056	$49,128	$118,686	$145,317

Harte-Hanks, Inc.

Direct Marketing Revenue Mix (Unaudited)

Vertical Markets - Percent of Direct Marketing Revenue

	Three months ended September 30,		Nine months ended September 30,
	2008	2007	2008	2007
Retail	26%	26%	24%	25%
Financial and Insurance Services	16%	16%	16%	17%
Technology	26%	26%	28%	26%
Healthcare and Pharmaceuticals	10%	13%	11%	13%
Other Select Markets	22%	19%	21%	19%

	100%	100%	100%	100%